UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2014

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 918-4480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The information in this report set forth under Item 7.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 15, 2014, Alion Science and Technology Corporation (Alion or the Company) disclosed the following non-public information.

Consolidated EBITDA (as defined in the Company’s Credit Agreement dated as of March 22, 2010, as amended) for the twelve months ended March 31, 2014, was approximately $66.8 million, and for the three months ended March 31, 2014, was approximately $16.3 million. The calculation and reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP is included in the table below.

Non-GAAP Measures—Consolidated Net Income and Consolidated EBITDA Calculations

(Dollars in thousands)

(Unaudited)

	Three months ended March 31, 2014	Twelve months ended March 31, 2014
Calculation of Consolidated Net Income
Net loss	$(16,788)	$(51,689)
Less: Gain on asset sales	—	—
Less: Debt extinguishment gain	—	(3,913)

Consolidated Net Income	$(16,788)	$(55,602)

Calculation of Consolidated EBITDA
Consolidated Net Income	$(16,788)	$(55,602)
Plus: Interest expense	19,711	76,527
Plus: Income tax expense	1,749	6,983
Plus: Depreciation and amortization expense	1,207	5,252
Plus: Non-cash stock-based compensation expense	87	(189)
Less: Cash paid for stock-based compensation	—	—
Plus: Non-cash ESOP and 401(k) contributions	3,410	13,614
Plus: Employee salary deferrals used to purchase Alion common stock	368	1,710
Less: Cash paid for ESOP obligations	(306)	(1,140)
Plus: Non-cash LTIP expense	804	2,405
Less: Cash paid for LTIP grants	(48)	(1,839)
Plus: Non-recurring expenses	6,155	19,081

Consolidated EBITDA	$16,349	$66,802

EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure under accounting principles generally accepted in the United States of America (GAAP). EBITDA is a common non-GAAP financial metric in the government contracting industry, in part because it excludes from performance the effects of a company’s capital structure, in particular taxes and interest. EBITDA does not measure operating income, profitability, cash flows or liquidity in accordance with GAAP. EBITDA has important limitations on its usefulness as an analytical tool.

Alion’s Credit Agreement includes the contractually defined term “Consolidated EBITDA.” Under Alion’s Credit Agreement, Consolidated EBITDA is used to measure our ability to meet our debt covenants. Consolidated EBITDA also is not defined under GAAP and does not measure operating income, operating performance, profitability, cash flow or liquidity in accordance with GAAP, and it also has important limitations on its usefulness as an analytical tool. As reflected in the table above, Consolidated EBITDA adjusts Consolidated Net Income by adding back certain non-cash expenses and deducting certain cash payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2014

ALION SCIENCE AND TECHNOLOGY CORPORATION

/s/ Barry M. Broadus
Name: Barry M. Broadus Title: Chief Financial Officer